 EXHIBIT 10.8

CHEMICAL FINANCIAL CORPORATION

DEFERRED COMPENSATION PLAN

As Amended Through August 31, 2016

Table of Contents

SECTION 1 - Declaration	1
1.1 Establishment of Plan.	1
1.2 Effective Date.	1
SECTION 2 - Definitions	1
2.1 Defined Terms.	1
2.2 Administrator.	2
2.3 Agent for Service of Process.	2
2.4 Beneficiary.	2
2.5 Change in Control	3
2.6 Compensation.	3
2.7 Disability.	3
2.8 Employee.	4
2.9 Employer.	4
2.10 Participant.	4
2.11 Persons Acting as a Group.	4
2.12 Plan Year.	4
2.13 Separation From Service.	4
2.14 Specified Employee.	4
2.15 Spouse.	5
2.16 Surviving Spouse.	5
2.17 Unforeseeable Emergency.	5
SECTION 3 - Participation	5
3.1 Designation as Participant.	5
3.2 Termination of Participation.	5
3.3 Participation Agreement.	5
SECTION 4 – Elective Deferral Credits	5
4.1 Payroll Deductions.	5
4.2 Amount Allowed.	6
4.3 Prior Irrevocable Election.	6
SECTION 5 – Employer Funded Credit	6
5.1 Accounting Records.	6
5.2 Timing of Credits.	6
5.3 Earnings Credits and Debits.	7
SECTION 6 - Vesting	8
SECTION 7 - Payment of Benefits	8
7.1 Events of Payment.	8
7.2 Form of Payment.	8
7.3 Time of Payment.	9
7.4 Death.	9
SECTION 8 - General Provisions	10
8.1 Amendment; Termination.	10
8.2 Employment Relationship.	10
8.3 Rights Not Assignable.	10
8.4 Unsecured Obligation.	10
8.5 Construction; Interpretation.	11

- i -

8.6 Governing Law.	11
8.7 Unfunded Plan.	11
EXHIBIT A – Participation Agreement	1
EXHIBIT B – Deferred Compensation Trust	1

- ii -

CHEMICAL FINANCIAL CORPORATION

DEFERRED COMPENSATION PLAN

As Amended Through August 31, 2016

SECTION 1

Declaration

1.1       Establishment of Plan.

This is the Chemical Financial Corporation Deferred Compensation Plan (“plan” or “this plan”), established by Chemical Financial Corporation (the “Employer”), as a nonqualified plan for a select group of management personnel employed by Employer. This plan is intended to be a plan described in Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). This plan is a nonqualified supplemental retirement program that is not subject to limitations in the Internal Revenue Code of 1986, as amended (“Code”), applicable to benefits provided through a qualified, tax-exempt employee benefit plan established under Section 401(a) of the Code. This plan is intended to comply with Section 409A of the Code.

1.2       Effective Date.

The “Effective Date” of this plan is September 8, 2006, unless a provision of this plan specifies a different effective date. Each plan provision applies until the effective date of an amendment of that provision.

SECTION 2

Definitions

2.1       Defined Terms.

Defined terms are found in the following locations:

Term	Location

Administrator	2.2
Agent for Service of Process	2.3
Beneficiary	2.4
Board of Directors	2.9
Change in Control	2.5

Code	1.1
Compensation	2.6
Designation as Participant	3.1
Disability	2.7
Effective Date	1.2

Elective Deferral Credit	4.1
Elective Deferral Credits Account	5.1
Employee	2.8
Employer	2.9
ERISA	1.1

Identification Date	2.14
Participant	2.10
Participation Agreement	3.3
Persons Acting as a Group	2.11
Plan Year	2.12

Separation From Service	2.13
Specified Employee	2.14
Spouse	2.15
Surviving Spouse	2.16
Termination of Participation	3.2

Trust	5.3
Unforeseeable Emergency	2.17

2.2       Administrator.

“Administrator” means Employer.

2.3       Agent for Service of Process.

“Agent for Service of Process” means the Administrator or the individual designated by the Administrator to accept service of process on behalf of this plan.

2.4       Beneficiary.

“Beneficiary” means the individual, trust, or other entity designated by the Participant to receive any benefits payable under this plan after the Participant’s death. A Participant may designate or change a Beneficiary by filing a signed designation with the Administrator in the form approved by the Administrator. The Participant’s Will is not effective for this purpose.

If a designation has not been properly completed and filed with the Administrator or is ineffective for any other reason, the Beneficiary shall be the Participant’s Surviving Spouse. If there is no effective designation and the Participant does not have a Surviving Spouse, the Beneficiary for each date of distribution shall be the first of the following classes with a living member on the date of distribution:

(a)       Children. The Participant’s children, including those by adoption, dividing the distribution equally among the Participant’s children with the living descendants of any deceased child taking their parent’s share by right of representation;

(b)       Parents. The Participant’s parents, dividing the distribution equally if both parents are living; and

(c)       Siblings. The Participant’s brothers and sisters, dividing the distribution equally among the Participant’s living brothers and sisters.

If a deceased Participant has no surviving Beneficiary, the remaining balance, if any, will be paid to the Participant’s estate. For purposes of this plan, “by right of representation” among a Participant’s descendants shall mean that the plan benefits shall be divided into as many equal shares as the Participant has (1) then living descendants in the nearest degree of kinship to the Participant and (2) deceased descendants in the same degree who left descendants who survived the Participant, if any. Each then living descendant in the nearest degree of kinship is allocated one share. The share of each deceased person in the same degree is divided among his or her descendants in the same manner. A posthumous child is considered as living at the death of the child’s parent.

2.5       Change in Control.

A “Change in Control” occurs upon:

(a)       50% Stock. The acquisition, by a person or Persons Acting as a Group, of stock of Chemical Financial Corporation that together with stock held by such person or group constitutes more than 50% of the total fair market value or total voting power of the stock of Chemical Financial Corporation;

(b)       Board of Directors. The majority of members of the Board of Directors of Chemical Financial Corporation being replaced during any twelve month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors of Chemical Financial Corporation prior to the date of appointment or election; or

(c)       Assets. The acquisition, by a person or Persons Acting as a Group, of Employer’s assets that have a total gross fair market value exceeding fifty percent (50%) of the total gross fair market value of Employer’s assets in a single transaction or within a twelve month period ending with the most recent acquisition. For the purpose of this section, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

2.6       Compensation.

“Compensation” includes Base Compensation and Bonus Compensation. “Base Compensation” means an Employee’s cash compensation for the Plan Year plus any deferrals under Code Sections 125 and 401(k) and any individual deferral under this plan or any other plan of the Employer, but excluding severance pay and any Bonus Compensation. “Bonus Compensation” means compensation under the Employer’s annual executive incentive plan, but excluding any other bonus compensation.

2.7       Disability.

“Disability” means that a Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months:

(a)       Activity. Unable to engage in any substantial gainful activity; or

(b)       Benefits. Receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of Employer.

2.8       Employee.

“Employee” means an individual employed by the Employer who receives compensation for personal services performed for the Employer that is subject to withholding for federal income tax purposes.

2.9       Employer.

“Employer” means Chemical Financial Corporation and its subsidiaries. Actions on behalf of the Employer shall be taken by the Chemical Financial Corporation Board of Directors (“Employer’s Board of Directors” or “Board of Directors”).

2.10       Participant.

“Participant” means a management or highly compensated Employee who has been designated by the Board of Directors of the Employer as eligible to participate in this plan and whose participation has not terminated.

2.11       Persons Acting as a Group.

“Persons Acting as a Group” means more than one person acting as a group as defined in regulations under Section 409A of the Code. For this purpose, persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time or as a result of the same public offering, or purchase assets of the same corporation at the same time. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock or assets, or similar business transaction with the corporation. If a person, including an entity or entity shareholder, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock or assets, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only to the extent of the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

2.12       Plan Year.

“Plan Year” means the 12-month period beginning each January 1.

2.13       Separation From Service.

“Separation From Service” has the meaning provided under Treasury Regulation § 1.409A-1(h), including the presumptions provided in that section. Generally, a Separation From Service will occur when the Participant retires or otherwise has a termination of employment with the Employer for any reason other than death and after retirement or termination of employment provides no more than 20% of the average level of services provided during the thirty-six month period preceding the retirement or termination of employment.

2.14       Specified Employee.

“Specified Employee” means an employee who, at any time during the 12-month period ending on December 31 of each year (the “Identification Date”), is: (1) an officer of the employer with annual compensation greater than $150,000 in 2008 (as adjusted for future years), (2) a 5-percent owner of the Employer, or (3) a 1-percent owner of the Employer with annual compensation greater than $150,000. Such an employee is a Specified Employee for the 12-month period beginning the first April 1 following the Identification Date and ending on March 31 of the following year.

2.15       Spouse.

“Spouse” means the Participant’s husband or wife on the date the benefit is scheduled to be paid or payment is scheduled to begin. The legal existence of the spousal relationship shall be governed by the law of the state or other jurisdiction of domicile of the Participant.

2.16       Surviving Spouse.

“Surviving Spouse” means the Spouse of the Participant at the time of the Participant’s death who survives the Participant. If the Participant and Spouse die under circumstances that prevent ascertainment of the order of their deaths, it shall be presumed for this plan that the Participant survived the Spouse.

2.17       Unforeseeable Emergency.

“Unforeseeable Emergency” means a severe financial hardship of the Participant resulting from (1) an illness or accident of the Participant, the Participant’s Beneficiary, or the Participant’s or Beneficiary’s dependent, (2) a casualty loss of the Participant’s or Beneficiary’s property or (3) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant’s or Beneficiary’s control. The Chief Executive Officer of Chemical Financial Corporation will determine whether the Participant or Beneficiary has suffered an Unforeseeable Emergency based on all the facts and circumstances, and that decision shall be final and binding on all parties to this plan.

SECTION 3

Participation

3.1       Designation as Participant.

Only management and highly compensated Employees shall be eligible to become Participants under this plan. Employer’s Board of Directors shall designate those eligible Employees who shall become Participants from time to time and shall specify the effective date of participation for each Participant.

3.2       Termination of Participation.

A Participant’s status as a Participant shall continue until the earlier of termination of employment or termination of the Participant’s status as a Participant by Employer’s Board of Directors. A former Participant may resume participation in the plan only upon redesignation as a Participant.

3.3       Participation Agreement.

As a condition of participation in the plan, Participant will enter into a “Participation Agreement” with the Employer in the form attached as Exhibit A.

SECTION 4

Elective Deferral Credits

4.1       Payroll Deductions.

Subject to the limitations below, a Participant may elect to reduce the Participant’s Compensation for a Plan Year through payroll deductions that reduce the Participant’s salary (but not severance pay). A Participant may make separate payroll deduction elections for Base Compensation and Bonus

Compensation. The amount shall be in a whole percentage or a fixed dollar amount. Each payroll deduction will result in the credit of a corresponding dollar amount to be paid under this plan as deferred compensation for the Participant (“Elective Deferral Credit”).

4.2       Amount Allowed.

A Participant may elect to defer a fixed amount of Compensation to this plan, plus an additional variable amount equal to the maximum deferral amount permissible under an Employer-sponsored plan that is qualified under the Code and in which the Participant participates without regard to any limitations imposed by the Code except Section 402(g), less any amount the Participant actually deferred under that qualified plan. The fixed amount of Compensation may not exceed 85% of the Participant’s Compensation for the Plan Year less the maximum deferral amount permissible under an Employer-sponsored plan for the Plan Year, as described in the preceding sentence. For the avoidance of doubt, the 85% limit shall be applied separately to deferral elections from Base Compensation and Bonus Compensation.

4.3       Prior Irrevocable Election.

The election to defer Compensation under this plan shall be made by the Participant on a form provided for that purpose prior to the beginning of a Plan Year and shall become irrevocable for each Plan Year thereafter as of the beginning of the Plan Year. The deferral election shall continue in effect for each Plan Year until revoked or modified for a subsequent Plan Year. A new Participant may make an initial, irrevocable election of payroll deductions during the first 30 days of eligibility to participate applicable only to Compensation earned after the date of the election. If a new Participant does not make an election during this 30-day period, the Participant may not make an election for the initial year of participation. An election of payroll deductions for a Plan Year shall be discontinued on the date the Participant’s employment terminates. The Participant shall have no claim or right to payment of the amounts deferred by payroll deductions and shall be limited solely to the rights and benefits conferred under the terms of this plan. In no event shall an election to defer Compensation become effective sooner than the beginning of the next payroll period following the date of the written, irrevocable election. An election to defer Bonus Compensation under this plan shall be made by a Participant on a form provided for that purpose prior to the beginning of the period of service for which the bonus is earned and shall be irrevocable as of the beginning of the period of service.

SECTION 5

Accounting; Earnings Credits

5.1       Accounting Records.

The Administrator shall maintain separate accounting records for each Participant for the Participant’s Elective Deferral Credits under Section 4. The separate account shall be the Participant’s “Elective Deferral Credits Account.” In addition, the Administrator shall maintain separate subaccounts for each Participant for purposes of Elective Deferral Credits made before and after the Effective Time of the merger of Chemical Financial Corporation and Talmer Bancorp, Inc. (the “Merger”). The subaccount for pre-Merger Elective Deferral Credits shall be the Participant’s “Pre-Merger Elective Deferral Credits Account” and the subaccount for post-Merger Elective Deferral Credits shall be the Participant’s “Post-Merger Elective Deferral Credits Account”.

5.2       Timing of Credits.

Elective Deferral Credits shall be credited to the Participant’s Elective Deferral Credits Account as of the end of the month that includes the payroll dates on which the corresponding amounts were deducted from the Participant’s Compensation.

5.3       Earnings Credits and Debits.

Each Participant’s accounts will be credited with earnings credits (or debits) as follows:

(a)       Trust. The Employer may establish a trust or use any trust currently established by the Employer that meets the requirements of this Section 5.3(a) (the “Trust”) for the purpose of providing for the payment of deferred compensation under this plan. To the extent allowed by law, a Participant’s credits, as reflected in the Participant’s account, will be deposited into the Trust as soon as administratively feasible after the Participant’s credits are credited to the Participant’s account. The Trust, and any assets held in the Trust to assist the Employer in meeting its obligations under this plan, will conform to the terms of the trust attached as Appendix B. Notwithstanding the Trust, it is the intention of the Employer that this plan is unfunded for tax purposes and for purposes of ERISA.

Notwithstanding the general rules of the previous paragraph, the Employer's ability to establish and make payments to the Trust (but not the Employer’s obligation to make payment to a Participant when called for by this plan) is subject to the following:

(1)       Covered Employees. The Trust will not be established, maintained or funded for a Covered Employee during a Restricted Period.

(i)       Covered Employee Defined. A Covered Employee is the Chief Executive Officer of the Employer or any member of a controlled group that includes the Employer (or any individual acting in that capacity) during the taxable year, the four highest compensated officers of the Employer for the taxable year (in addition to the Chief Executive Officer), any other individuals subject to Section 16(a) of the Securities Exchange Act of 1934 for the taxable year, and any former employee of the Employer or any member of a controlled group that includes the Employer who was a Covered Employee at the time of termination of employment with the Employer or that controlled group member.

(ii)       Restricted Period Defined. “Restricted Period” means: (1) any period during which a single employer defined benefit plan sponsored by the Employer is in at risk status, as defined by Section 430(i) of the Code; (2) any period during which the Employer is in bankruptcy; and (3) the twelve (12) month period beginning on the date which is six (6) months before the termination date of a single employer defined benefit plan sponsored by the Employer, if, as of the termination date, that plan is not sufficient for benefit liabilities as determined under Section 4041 of the Employee Retirement Income Security Act of 1974, as amended.

(2)       Offshore Trust. The Trust may not be located outside the United States unless substantially all of the services to which the payments under this plan relates are performed in such jurisdiction.

(3)       Employer's Financial Health. The Trust may not be established or funded in connection with a change in the Employer’s financial health.

(b)       Investment. A Participant may designate investments for the Participant’s accounts. The Employer shall purchase such investments and will credit or debit the Participant’s account with the actual earnings or losses on the investments. A Participant may change the designated investments at such times as mutually agreed by the parties. Earnings credits and losses shall continue to accrue after a Participant’s employment has terminated and until all amounts due have been paid in full.

SECTION 6

Vesting

A Participant shall be 100% vested with respect to all amounts in the Participant’s Elective Deferral Credits Account.

SECTION 7

Payment of Benefits

7.1       Events of Payment.

The Participant’s Pre-Merger Elective Deferral Credits Account is distributable during January of the calendar year following the calendar year during which the Effective Time of the Merger occurs. The Participant’s Post-Merger Elective Deferral Credits Account is distributable during January of the calendar year following the calendar year during which the Participant’s Separation From Service, a Change in Control (subsequent to the Merger), or the Participant’s death or Disability occurs. In addition:

(a)       Unforeseeable Emergency. The Participant may request and the Administrator may make a distribution from the Participant’s vested accounts of an amount reasonably necessary to pay for the Unforeseeable Emergency (including any amount necessary to pay applicable taxes or penalties arising from the distribution). In no case shall a distribution be made for an Unforeseeable Emergency to the extent that the emergency may be relieved through alternate means, such as insurance, liquidation of assets (to the extent the liquidation would not cause financial hardship), or by ceasing deferrals under this plan.

(b)       Specified Time. The Participant may elect a specific time of payment in the Participation Agreement.

7.2       Form of Payment.

(a)       Participant Election. Payment may be made in a lump sum or in 5 or 10 annual installments for each payment event (other than for payment upon an Unforeseeable Emergency, which may only be made in a lump sum), as the Participant elects in the Participation Agreement and each Annual Deferral Election Form. If the Participant fails to make an election in the Participation Agreement or Annual Deferral Election Form, then payment of the Elective Deferral Credits that would otherwise have been governed by the Participation Agreement or Annual Deferral Election Form shall be made in a lump sum. Except in that case, the Participant and any Beneficiary shall have no power or authority to require a different form of payment than the Participant elects in the Participation Agreement or Annual Deferral Election Form. For benefits the Participant elects to be paid in installments, the series of installments shall be treated as a series of separate payments.

(b)       Calculation of Installments. The amount of each payment shall be determined by dividing the vested balance of the Participant’s account as of the December 31 preceding the payment date for the first installment, and as of the anniversary of that date for subsequent installments, by the number of installment payments remaining to be made.

(c)       Withholding. Employer has the right to withhold and deduct from a Participant’s payments, or make arrangements for the collection of, all amounts deemed necessary to satisfy federal, state and local withholding and employment-related tax requirements attributable to a Participant’s payments pursuant to this plan.

7.3       Time of Payment.

The Participant and Beneficiary shall have no power or authority to require different timing of payment than the timing provided in Section 7.2, except as provided in 7.3(b).

(a)       Specified Employee. Notwithstanding any other timing provision in this Section 7, if, at the time the payments would commence, Participant is a Specified Employee, no payment due upon Participant’s Separation From Service may be made before the date that is six months after Participant’s Separation From Service. Payments to which Participant would otherwise have been entitled during that six months will be accumulated and paid on the first day of the seventh month following the Participant’s Separation From Service.

(b)       Subsequent Deferral. A Participant may elect to defer a payment under this plan that is scheduled to occur upon a Separation From Service, at a Specified Time, or a Change in Control for at least 5 years so long as (i) the election is made at least 12 months prior to the scheduled payment date, (ii) for purposes of deferring amounts payable upon Separation From Service, the Participant elected the same distribution method in all Annual Deferral Election forms for payment upon Separation From Service, and (iii) the election is made in writing in a form acceptable to the Employer. For distributions paid in installments, each installment is deemed a separate payment that a Participant may elect to defer on an installment by installment basis.

(c)       No Acceleration. The time and schedule of payment under this plan may not be accelerated.

(d)       Section 162(m) Delay. A payment that is due under this Plan may be delayed by the Employer to the extent the Employer, in its sole discretion, reasonably anticipates that if the payment were made as scheduled, the Employer’s deduction with respect to such payment would not be permitted under Section 162(m) of the Code. If the Employer determines that a payment is to be delayed under this paragraph, the Employer must determine before the payment is delayed whether the delayed payment will be made either (i) during the first calendar year in which the Employer reasonably anticipates that the deduction of such payment will not be barred by application of Section 162(m) of the Code or (ii) during the period beginning with the date of the Participant’s Separation From Service (or later if required by Section 7.3(a) for a Specified Employee) and ending on the later of the last day of the taxable year of the Employer in which the Participant Separates From Service or the 15th day of the third month following the Participant’s Separation From Service. The Employer may only elect to delay payment under this paragraph if all payments scheduled to the Participant under all deferred compensation plans of the Employer that could be delayed under the application of Treasury Regulation § 1.409A-2(b)(7)(i) are delayed.

7.4       Death.

(a)       Beneficiary. If the Participant dies after his termination of employment, but prior to payment of all amounts due under this plan, payment shall be made or shall continue to be made to the Participant’s Beneficiary in the form the Participant elected in his or her Participation Agreement.

(b)       Limitation. Notwithstanding any other provision in this plan or any related trust agreement, the Employer may withhold or direct the trustee to withhold any benefits payable to a Beneficiary as a result of the death of a Participant or any other Beneficiary until it can be determined whether a generation-skipping transfer tax, as defined in Chapter 13 of the Code, or any substitute provision therefore, is payable by the Employer or the trustee and the amount of generation-skipping transfer tax, including interest, that is due. If such tax is payable, the benefits otherwise payable hereunder shall be reduced by an amount equal to the generation-skipping transfer tax and interest. Any benefits withheld shall be payable as soon as there is a final determination of the applicable generation-

skipping transfer tax and interest. No interest shall be payable to any Beneficiary for the period from the date of death to the time when the amount of benefits payable to a Beneficiary can be fully determined pursuant to this paragraph.

SECTION 8

General Provisions

8.1       Amendment and Termination.

The Employer shall have the right at any time to amend this plan prospectively or retroactively, or to terminate this plan, provided that an amendment or termination may not reduce or revoke the accrued benefits of Participants as of the end of the Plan Year preceding the Plan Year in which the amendment or termination is adopted.

Upon termination of this plan, the accrued benefits of affected Participants shall become nonforfeitable. Each Participant’s vested accrued benefits shall be distributed in accordance with the provisions of this plan.

8.2       Employment Relationship.

Nothing in this plan shall be construed as creating a contract of employment between the Employer and any Participant or otherwise conferring upon any Participant or other person a legal right to continuation of employment or any rights other than those specified in this plan. This plan shall not limit or affect the right of the Employer to discharge or retire a Participant.

8.3       Rights Not Assignable.

Except for designation of a Beneficiary, amounts promised under this plan shall not be subject to assignment, conveyance, transfer, anticipation, pledge, alienation, sale, encumbrance, or charge, whether voluntary or involuntary, by the Participant or any Beneficiary of the Participant, even if directed under a qualified domestic relations order or other divorce order. An interest in any amount promised shall not provide collateral or security for a debt of a Participant or Beneficiary or be subject to garnishment, execution, assignment, levy, or to another form of judicial or administrative process or to the claim of a creditor of a Participant or Beneficiary, through legal process or otherwise. Any attempt to assign, convey, transfer, anticipate, pledge, alienate, sell, encumber, charge, or otherwise dispose of benefits payable, before actual receipt of the benefits, or a right to receive benefits, shall be void and shall not be recognized.

8.4       Unsecured Obligation.

The right to a benefit under this plan constitutes merely the unsecured promise of Employer to pay benefits from Employer’ general assets. Nothing contained in this plan, and no action taken pursuant to the provisions of this plan, shall create or be construed to create a trust of any kind, a fund, or any fiduciary relationship between Employer and any Participant, Beneficiary, or any other person, except as provided in Section 5.3(a). Any reserve or fund established by Employer in connection with this plan shall be and shall remain, until paid to any Participant or Beneficiary, solely the property and rights of Employer, subject to the rights and claims of Employer’s general creditors. No Participant, Beneficiary, or any other person other than Employer shall have any right, title, or interest in or to such funds or other assets. Any right to a benefit under this plan shall be no greater than the claim of any other unsecured general creditor of Employer.

8.5       Construction and Interpretation.

The singular includes the plural, and the plural includes the singular, unless the context clearly indicates the contrary. Capitalized terms (except those at the beginning of a sentence or part of a heading) have the meaning specified in this plan.

All questions or issues regarding interpretation or application of the provisions of this plan, including, but not limited to, questions of eligibility for benefits, the amount of benefits, and forfeiture, payment, or termination of benefits, will be resolved by the Administrator, whose determination shall be final and binding.

8.6       Governing Law.

This plan shall be interpreted, construed, enforced, and performed in accordance with applicable federal law and, to the extent not preempted by federal law, in accordance with the laws of the state of Michigan.

8.7       Unfunded Plan.

This shall be an unfunded plan within the meaning of ERISA. Benefits provided herein shall consist solely of aggregate unfunded credits which are the sum of Elective Deferral Credits and earnings credits and shall constitute only an unsecured contractual promise to pay in accordance with the terms of this plan by the Employer.

IN WITNESS WHEREOF, this instrument is executed as an act of the Employer as of November 17, 2008.

CHEMICAL FINANCIAL CORPORATION

By	/s/ David B. Ramaker

	Its	Chairman, President & CEO

Exhibit A

CHEMICAL FINANCIAL CORPORATION

DEFERRED COMPENSATION PLAN

PARTICIPATION AGREEMENT

THIS PARTICIPATION AGREEMENT (“Agreement”) is entered into as of _____________________, 20____, between Chemical Financial Corporation (the “Company”) and         (the “Participant”), setting forth certain obligations of the Company, the Participant’s agreement to the terms of the Chemical Financial Corporation Deferred Compensation Plan (the “Plan”), the Participant’s agreement to the covenants in this Agreement and the Participant’s election of a distribution method for certain payment events authorized under the Plan. All capitalized terms not otherwise defined here will have the same meaning as found in the Plan.

The Participant understands and agrees that:

1.       The Participant has the right to elect to defer Compensation, as defined in the Plan.

2.       The Participant elects payment as provided in the Plan as follows (note: these elections may not be changed at any time):

(Select only one box in each column.)
Specified Time: _________ (mm/dd/yyyy)	Change in Control	Death	Disability	Unforeseeable Emergency	Distribution Method
☐	☐	☐	☐	☐	Lump Sum
☐	☐	☐	☐	NA	5 Annual Installments
☐	☐	☐	☐	NA	10 Annual Installments

3.       No payment shall be made other than as elected above upon a Specified Time, Change in Control, Death, Disability or Unforeseeable Emergency, and if no distribution method is selected above, distribution will be made as a lump sum. Election for payment upon Separation from Service may be made annually in a separate Annual Deferral Election Form.

4.       The Plan provides for elective deferrals only, and the Company will not make any Company contribution under the Plan.

5.       This Agreement and the Plan are subject to amendment or termination at any time in the sole discretion of the Company’s Board of Directors. Amendment or termination may result in cessation of accrual of any further benefits on behalf of the Participant, in accordance with Section 8.1 of the Plan.

A-1

6.       Participant will be an unsecured creditor of the Company with respect to any amounts contributed, and that some or all of the value of such contributions may be available to creditors of the Company in the event of its insolvency.

7.       Nothing in this Agreement will be construed as granting the Participant the right to be continued in the employment of the Company for any given period or upon any specific terms of employment. The Company at any time may dismiss the Participant from employment free from any claim or liability under this Agreement except for Participant’s vested accrued benefits under the plan.

8.       If a court of competent jurisdiction determines that any provision of the Plan or this Agreement or any portion of a provision is void or unenforceable, only such provision or portion will be rendered void or unenforceable. The remainder of this Agreement will continue in full force and effect.

9.       Any notice or election pursuant to this Agreement will be made by personal delivery or sent by certified mail, return receipt requested, addressed, if to the Company, to its business office or, if to the Participant, at the most recent address of the Participant on the records of the Company. Either party may change the address for notices by written notice to the other party. The effective date of any notice will be the date of delivery or the date of mailing as evidenced by the postmark.

10.       This Agreement will be interpreted, construed, enforced, and performed in accordance with applicable federal law and, to the extent not preempted by federal law, in accordance with the laws of the state of Michigan.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first written above.

CHEMICAL FINANCIAL CORPORATION

By

Its

“Company”

By

“Participant”

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Exhibit B

CHEMICAL FINANCIAL CORPORATION

DEFERRED COMPENSATION TRUST

On this   8th   day of    September   , 2006, Chemical Financial Corporation (the Employer) and Chemical Bank (the Trustee) create the Chemical Financial Corporation Deferred Compensation Trust (the Trust).

SECTION I

Establishment

1.1       Effective Date.

The Trust is generally effective as of August 1, 2006 and was amended November 17, 2008.

1.2       Intent.

The Employer has adopted the Chemical Financial Corporation Deferred Compensation Plan (the Plan) for the benefit of select management personnel employed by each respective Employer. The Employer has incurred or expects to incur liability under the terms of the Plan with respect to the individuals employed by it participating in the Plan. The Employer wishes to establish a trust and to contribute assets to be held in it, subject to the claims of creditors of the Employer in the event of its Insolvency, as defined, or until paid to Plan participants and their beneficiaries in the manner and at the times specified in the Plan.

(a)       Unfunded Plan. The parties intend that the Trust constitute an unfunded arrangement that does not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974.

(b)       Contributions. The Employer also intends to make contributions to the Trust to provide a source of funds to assist it in meeting its liabilities under the Plan.

(c)       Compliance with Section 409A. The Employer's ability to establish and make payments to this Trust (but not the Employer’s obligation to make payment to a Participant when called for by the Plan) is subject to the following:

(i)       Covered Employees. The Trust will not be established, maintained or funded for a Covered Employee during a Restricted Period.

(A)       Covered Employee Defined. A Covered Employee is the Chief Executive Officer of the Employer or any member of a controlled group that includes the Employer (or any individual acting in that capacity) during the taxable year, the four highest compensated officers of the Employer for the taxable year (in addition to the Chief Executive Officer), any other individuals subject to Section 16(a) of the Securities Exchange Act of 1934 for the taxable year, and any former employee of the Employer or any member of a controlled group that includes the Employer who was a Covered Employee at the time of termination of employment with the Employer or that controlled group member.

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(B)       Restricted Period Defined. “Restricted Period” means: (1) any period during which a single employer defined benefit plan sponsored by the Employer is in at risk status, as defined by Section 430(i) of the Code; (2) any period during which the Employer is in bankruptcy; and (3) the twelve (12) month period beginning on the date which is six (6) months before the termination date of a single employer defined benefit plan sponsored by the Employer, if, as of the termination date, that plan is not sufficient for benefit liabilities as determined under Section 4041 of the Employee Retirement Income Security Act of 1974, as amended.

(ii)       Offshore Trust. The Trust may not be located outside the United States unless substantially all of the services to which the payments under this plan relates are performed in such jurisdiction.

(iii)       Employer's Financial Health. The Trust may not be established or funded in connection with a change in the Employer’s financial health.

1.3       Establishment of Trusts.

The Employer hereby deposits with Trustee in trust an amount identified in Schedule A as the initial principal of its Trust to be held, administered and disposed of by Trustee as provided in this Agreement.

(a)       Irrevocability. The Trust is irrevocable as long as any amount is due under the Plan to any Plan participant.

(b)       Grantor Trust. The Trust is intended to be a grantor trust, of which the Employer is the grantor within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, except as explicitly provided in this Trust. The Trust shall be construed accordingly.

(c)       Exclusive Use. The principal of the Trust and any earnings shall be held separate and apart from other funds of the Employer and, except as explicitly provided in this Trust, shall be used exclusively for the uses and purposes of Plan participants and general creditors of the Employer. Except as provided in Sections II and III and Section 6.3(b), the Employer shall have no right or power to direct the Trustee to return to that Employer or to divert to others any of the Trust assets held in the Trust before all payments of benefits attributable to the Plan participants and beneficiaries have been made to those Plan participants and their beneficiaries pursuant to the terms of the Plan.

(d)       No Claim. Plan participants and their beneficiaries have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust are mere unsecured contractual rights of Plan participants and their beneficiaries against the Employer. Any assets held by the Trust are subject to the claims of that Employer’s general creditors under federal and state law in the event of Insolvency, as defined in Section 3.1(a), of the Employer.

(e)       Contributions. The Employer, in its sole discretion, may at any time make additional deposits of cash or other property to the Trust in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Agreement. Except with respect to the contributions described in Section 1.3(f) or 2.2(b), neither Trustee nor any Plan participant or beneficiary may compel such additional deposits.

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SECTION II

Payments

2.1       Payments to Plan Participants and Beneficiaries.

The Employer shall, from time to time, but not less often than annually, deliver to Trustee schedules (Payment Schedules) that indicate the amounts payable in respect of one or more Plan participants (and his or her beneficiaries), or a formula and employee census or other instructions acceptable to Trustee for determining the amounts payable, the form in which the amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of the amounts. The Employer shall provide the Trustee with the current governing Plan document.

(a)       Payments. Except as otherwise provided, the Trustee shall make payments from the Trust to the Plan participants and their beneficiaries in accordance with the Payment Schedules.

(b)       Withholding. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan actually paid from the Trust account and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Employer.

(c)       Claims. Prior to a Change in Control, the entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by the Employer or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan. Following a Change in Control, the entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by the Trustee. The Trustee shall rely on the appropriate Plan documents, the Payment Schedule and other appropriate documents to make this decision.

2.2       Alternative.

The Employer may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. The Employer shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. Following a Change in Control, the Participant or his or her beneficiaries may contest the sufficiency of such payment in a written statement to the Trustee. If the Trustee determines that such payments were insufficient, the Trustee shall make the balance of such payments due directly from this Trust to the Participant or his or her beneficiaries.

(a)       Reimbursement. Prior to a Change in Control, an Employer may direct the Trustee in writing to reimburse the Employer from the Trust for amounts paid directly to participants or their beneficiaries by the Employer. To be effective, that direction to the Trustee must be made within sixty (60) days of the payment by the Employer to the participant or beneficiary. The Trustee shall reimburse the Employer for such payments only after receipt by Trustee of satisfactory evidence that the Employer has made such direct payment. Following a Change in Control, such amounts shall be returned only after a determination by the Trustee that all remaining liabilities to Participants and beneficiaries may be reasonably expected to be paid from the Trust and sufficient Trust assets are available to meet these expected liabilities.

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(b)       Insufficient. If the principal of the Trust and any earnings of the Account are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Trustee shall make a demand for such difference. The Employer shall make such contribution to the Trust or the Employer shall make the balance of each such payment as it falls due directly to the Participant or beneficiary. The Trustee shall notify the Employer if the principal and earnings are not sufficient.

SECTION III

Insolvency

3.1       Trustee Responsibility Regarding Payments to Trust Beneficiary When Employer is Insolvent.

The Trustee shall cease payment of benefits to Plan participants and their beneficiaries attributable to an Employer if the Employer is Insolvent.

(a)       Insolvent. The Employer shall be considered Insolvent for purposes of this Trust if the Employer:

(i)       Debts.  Is unable to pay its debts as they become due, or

(ii)       Bankruptcy. Is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b)       Claims of Creditors. At all times during the continuance of the Trust, as provided in Section 1.3(c), the principal and income of the Trust shall be subject to claims of general creditors of the Employer under federal and state law as set forth below.

(i)       Duty to Inform. The Board of Directors and the Chief Executive Officer of the Employer each have the duty to inform Trustee in writing of the Employer’s Insolvency. If a person claiming to be a creditor of the Employer alleges in writing to Trustee that the Employer has become Insolvent, the Trustee shall determine whether the Employer is Insolvent and, pending such determination, Trustee shall discontinue regular direct payment of benefits to Plan participants or their beneficiaries.

(ii)       Knowledge. Unless Trustee has actual knowledge of the Employer’s Insolvency, or has received notice of such Insolvency or notice from a person claiming to be a creditor alleging that the Employer is Insolvent, Trustee has no duty to inquire whether the Employer is Insolvent. Trustee may in all events rely on such evidence concerning the Employer’s solvency as may be furnished to Trustee that provides Trustee with a reasonable basis for making a determination concerning the Employer’s solvency.

(iii)       Discontinuance. If at any time the Trustee has determined that the Employer is Insolvent, Trustee shall discontinue regular direct payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of that Employer’s general creditors, except that Trustee shall make payments out of the Trust fund in only one or more of the following ways:

(A)       Court. To general creditors of the Employer in accordance with instructions from a court with jurisdiction over the Employer’s condition of Insolvency;

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(B)       Participants. To Plan participants and beneficiaries in accordance with such instructions; and

(C)       Fees. In payment of its own fees and expenses.

Nothing in this Trust shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Employer with respect to benefits due under the Plan or otherwise.

(iv)       Resumption. The Trustee shall resume the payment of regular direct benefits from the Trust to Plan participants or their beneficiaries in accordance with Section 2.1 of this Trust only after Trustee has determined that the Employer is not insolvent (or is no longer insolvent).

(c)       Make-Up. Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3.1(b) and subsequently resumes payments, the first payment from the Trust following discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Employer in lieu of the payments provided for under the Trust during any such period of discontinuance.

SECTION IV

Investment

4.1       Management.

Except as provided in this Trust, the Trustee has the exclusive right to manage and control the Trust.

(a)       Appointment of and Investment by Manager. Prior to a Change in Control, an Employer may appoint as an Investment Manager for its Trust an investment advisor registered under the Investment Advisors Act of 1940 who acknowledges, in writing, status as a fiduciary. After a Change in Control, that authority will rest in the Trustee only.

(b)       Authority of Investment Manager. An Investment Manager has the right to direct the investment of the Trust over which it has been given authority and may direct the Trustee to exercise its powers to implement investment directions. An Investment Manager is subject to the limitations applicable to the Trustee under Section 4.2 and the remainder of this Agreement in this regard. The Trustee may act upon written investment instructions received from an Investment Manager which would be within the Trustee’s authority prior to receipt of notice from the Employer of a change or termination of such Manager.

4.2       Investment Authority.

Except as explicitly provided in Section 4.1, all rights associated with assets of the Trusts shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan participants, except that voting rights with respect to Trust assets may, at its request, be exercised by the Employer.

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(a)       Authorized Investments. If the Trustee does not receive instructions from the Employer or an Investment Manager for the investment of part or all of the Trust, the Trustee shall invest and reinvest the assets of the Trust as the Trustee, in its sole discretion, may deem appropriate, subject to the limitations and restrictions of this Trust. Subject to those limitations and restrictions, the Trustee may invest in:

(i)       Stock. Common and preferred stocks that do not violate the limitations of Section 4.2(b), shares, or certificates of participation issued by investment companies, investment trusts, mutual funds, common or pooled investment funds;

(ii)       Real Property. Investments in improved and unimproved real property (whether or not income producing), mortgages, deeds of trust, leases, ground leases, limited partnership interests, real or personal property interests owned, developed, or managed by joint venture or limited partnerships;

(iii)       Other. Bonds, debentures, notes, commercial paper, certificates of deposit, and other securities or evidences of indebtedness, secured or unsecured, including variable amount notes, convertible securities of all types and kinds, interest-bearing savings or deposit accounts with any federally insured bank (including the Trustee), or any federally insured savings and loan association, insurance and annuity contracts, notes secured by real or personal property, obligations of governmental bodies, both domestic and foreign, and any other property permitted as trust investments under applicable law; and

(iv)       Pooled. Any common or pooled investment fund or mutual fund now or hereafter maintained, sponsored, provided investment management services by, or otherwise associated with, Trustee, or any affiliate of Trustee, and in any interest-bearing savings or deposit accounts with the banking department of Trustee. Trustee shall be the owner of all insurance and annuity contracts held in the Trust. Trustee may retain in money market funds, or other daily interest and availability funds, so much of the Trust fund as Trustee deems advisable.

(b)       Limitation. In no event may Trustee, the Employer or the Investment Manager hold or invest in securities (including stock or rights to acquire stock) or obligations issued by the Employer (or any subsidiary, affiliate, successor, or other related party of the Employer.

4.3       Substitution.

Subject to the limitations of Section 4.2, the Employer has the right, at its discretion from time to time, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Employer in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

4.4       Disposition of Income.

During the term of the Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

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SECTION V

Trustee Duties

5.1       Accounting by Trustee.

Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including any specific records agreed upon in writing between an Employer and the Trustee. As soon as possible following the close of each calendar year and within 60 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Employer a written account of its administration of the Trust during the year or during the period from the close of the last preceding year to the date of such removal or resignation. The account must set forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and show all cash, securities and other property held in the Trust at the end of the year or as of the date of removal or resignation, as the case may be.

5.2       Responsibility of Trustee.

The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Trustee shall act solely in the interest of the Participants and their beneficiaries.

(a)       Exception. Notwithstanding that, the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Employer with respect to its Trust which is contemplated by, and in conformity with, the terms of the Plan or this Agreement and is given in writing by the Employer. In the event of a dispute between the Employer and a party, the Trustee may hire experts to determine the dispute and may if unable to determine the dispute apply to a court of competent jurisdiction to resolve the dispute.

(b)       Litigation. If the Trustee undertakes or defends any litigation arising in connection with the Trust, the Employer agrees to indemnify the Trustee against the Trustee’s costs, expenses and liabilities (including, without limitation, attorneys’ fees and expenses) relating thereto and to be primarily liable for such payments. Prior to a Change in Control, if the Employer does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust. Following a Change in Control, the Employer shall be obligated to pay all of the Trustee’s costs, expenses and liabilities as described above not later than 90 days following the date such expenses are incurred.

(c)       Counsel. The Trustee may consult with legal counsel (who may also be counsel for the Employer or, following a Change in Control, the Trustee’s counsel) with respect to any of its duties or obligations under this Trust and may rely on the advice of such counsel.

(d)       Assistance. The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

(e)       General. The Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise here, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other

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than to a successor Trustee, or to loan to any person other than the Employer the proceeds of any borrowing against such policy.

Notwithstanding any powers granted to the Trustee pursuant to this Agreement or applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

5.3       Compensation and Expenses of Trustee.

Prior to a Change in Control, the Employer may pay all reasonable administrative and Trustee’s fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust. Following a Change in Control, the Employer shall pay all reasonable administrative and Trustee’s fees and expenses in a timely fashion.

SECTION VI

Change of Trustee and Amendment

6.1       Resignation and Removal of Trustee.

The Trustee may resign at any time by written notice to the Employer, which shall be effective 60 days after receipt of such notice unless the Employer and the Trustee agree otherwise.

(a)       Effect of Change in Control. Prior to a Change in Control, the Trustee may be removed on 60 days’ notice by the Employer. In connection with or after a Change in Control, the Trustee may be removed by the Employer only upon a judicial determination of breach of fiduciary responsibility by the Trustee under the terms of this document or applicable state or federal law governing the responsibility of fiduciaries or upon a finding of such breach by an agency or department of the United States Government. In that event, the Trustee may be removed by the Employer upon 60 days’ notice in writing to the Trustee.

(b)       Transfer to Successor. Upon resignation or removal of the Trustee and proper appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless the Employer extends the time limit.

(c)       Appointment of Successor. If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 6.2, by the effective date of resignation or removal under this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. If the resignation or removal occurs in connection with a Change in Control, the Plan participants shall be necessary parties to that action. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

6.2       Successor.

If the Trustee resigns or is removed in accordance with Section 6.1, the Employer may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal.

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(a)       Change in Control. If the change of Trustee occurs in connection with or after a Change in Control, the appointment of a successor Trustee is conditioned upon and shall not be effective without the written consent of a majority of the Plan participants. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Employer or the successor Trustee to evidence the transfer.

(b)       Liability. The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 5.1 and 5.2. The successor Trustee shall not be responsible for, and the Employer shall indemnify and defend the successor Trustee from, any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

6.3       Amendment or Termination. This Trust may be amended by a written instrument executed by Trustee and the Employer.

(a)       Limitations. No amendment may conflict with the terms of the Plan or make the Trust revocable. In addition, this Agreement may not be amended in connection with or after a Change in Control without the written consent of a majority of the Plan participants who are beneficiaries of the Trust to be affected by the amendment.

(b)       Termination. Upon the written approval of all of the participants and beneficiaries entitled to payment of benefits from the Trust pursuant to the terms of the Plan, the Employer may terminate the Trust prior to the time all benefit payments under the Plan have been made. Without that written approval, the Trust shall not terminate until the date on which no Plan participant or beneficiary is any longer entitled to benefits from the Trust pursuant to the terms of the Plan.

(c)       Reversion. Except as provided here, all assets in the Trust, at a proper termination, shall be returned to the Employer.

6.4       Miscellaneous.

The following provisions also apply:

(a)       Savings Clause. Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions.

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(b)       Antialienation. Benefits payable to Plan participants and their beneficiaries under this Trust may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

(c)       Governing Law. This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, except as required by applicable federal law.

IN WITNESS WHEREOF, the Employer and the Trustee have caused this Trust to be executed by their respective duly authorized officers on the date first written above.

CHEMICAL FINANCIAL CORPORATION

By	/s/ David B. Ramaker

Its	Chairman, President & CEO

       “Employer”

CHEMICAL BANK

By	/s/ Bruce M. Groom

Its	EVP & Senior Trust Officer

       “Trustee”

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SCHEDULE A

Initial Principal of Trust	$_____________

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NOTICE 2010-6 COMPLIANCE AMENDMENT

This Amendment is made as of December 13, 2010, by Chemical Financial Corporation (“Employer”) to amend the Chemical Financial Corporation Deferred Compensation Plan (the “Plan”) for purposes of clarifying the Plan’s compliance with the final regulations under Section 409A of the Internal Revenue Code, as amended (the “Code” and “Section 409A”, as applicable), as authorized by Notice 2010-6.

Effective January 1, 2009, as authorized by Notice 2010-6, the Plan is amended as follows:

1.       The following provisions are added to the Plan:

(a)       Interpretation. This Plan is intended to either be exempt from or comply with Section 409A and the regulations and guidance promulgated thereunder and shall be interpreted and operated consistently with those intentions.

(b)       Permitted Accelerations or Delays. The time and schedule of payment under this Plan may not be accelerated or delayed for any reason except as permitted by Section 409A.

(c)       Amendment or Termination. In addition to any other restriction in the Plan, the Plan may not be amended or terminated except in compliance with Section 409A.

2.       Section 7.3(a) is amended to read as follows:

(a)       Delay In Payment To A Specified Employee. Notwithstanding any other timing provision in the Plan, if, at the time any payment that is not exempt from Section 409A would commence due to a Separation From Service, an individual is a “Specified Employee” as defined by Section 409A, then no such payment under this Plan may be paid before the date that is six months after that individual’s Separation From Service (or, if earlier, the individual’s death). Payments that are not exempt from Section 409A and that the individual would otherwise have been entitled to during those six months will be accumulated and paid on the first day after six months following the individual’s Separation From Service (or, if earlier, the individual’s death). All payments that are exempt from Section 409A, or that would otherwise be made more than six months following the individual’s Separation From Service, will be made without regard to the delay described in this paragraph.

       3.       This Amendment shall be interpreted to comply with Section 409A and the regulations and guidance promulgated thereunder, including but not limited to, the guidance provided by Notice 2010-6.

IN WITNESS OF THE ABOVE, the Employer hereby adopts this Amendment.

Employer:

CHEMICAL FINANCIAL CORPORATION

By	/s/ David B. Ramaker

Title	Chairman, CEO & President